Exhibit 99.1

 J.P. Morgan Healthcare Conference – AngioDynamics Investor Presentation  January 10, 2018

 Forward-Looking Statement   Notice Regarding Forward Looking StatementsThis release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics’ technology or assertions that AngioDynamics’ technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2017 and its quarterly reports on Form 10-Q for the fiscal periods ended August 31, 2017 and November 30, 2017. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason. In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition. Notice Regarding Non-GAAP Financial MeasuresManagement uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS (income before interest, taxes, depreciation and amortization and stock-based compensation); free cash flow and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.TrademarksAngioDynamics, the AngioDynamics logo, BioFlo, the BioFlo logo, NanoKnife, the NanoKnife logo, VenaCureEVLT, the VenaCureEVLT logo, AngioVac, the AngioVac logo, Solero, the Solero logo, Uni-Fuse, the Uni-Fuse logo, NAMIC, and the NAMIC logo are trademarks and/or registered trademarks of AngioDynamics, Inc., an affiliate or subsidiary. Endexo is a trademark and/or registered trademark of Interface Biologics. Habib is a trademark and/or registered trademark of Emcision. ASCLERA is a registered trademark of Chemische Fabrik Kreussler & Co., GmbH. All other marks are property of their respective owner.

 AngioDynamics Today    3    Focus on serving undertreated patient populations, improving patient outcomes and offering economic value to healthcare providers    Operating franchises in growing, strategic markets   Growth strategy to optimize product portfolio, focus on operational efficiencies and expand internationally  $350FY’17 Revenue  MILLION  $62FY’17 Adjusted EBITDAS  MILLION  $53FY’17 Free Cash Flow        Growth Strategy  Patient Focus  $0.73FY’17 Adjusted EPS  MILLION    Leading provider of innovative medical devices used by physicians for treatment of cancer and peripheral vascular disease  Industry Leader

 AngioDynamics’ Framework For Growth  Driving Efficiencies   Investing in Disruptive Technology   Strengthening Global Platform   Driving Performance   Delivering sustainable and improved margins  Focused investments on growth and innovation  Increased focus in high growth markets   Strong cash flow generation

 2017: Strengthening Operations  More disciplined Product Development process   Defined and implemented a new corporate strategy    Commercial Improvements  Revised compensation structure to align to industry best practices     Operational Improvements  Improved our supply chain  Simplified our footprint  Strengthened balance sheet and financial operations  2018: Driving Transformation  Expanding Growth Opportunities     Global Business Unit structure strengthens international reach  Commercial discipline   Innovative technologies that serve patient needs   Accelerating Performance    Strategic capital allocation   Strong cash flow generation to drive investment in growth products  Operational excellence to drive efficiencies

Three Global Business Units with Unique Growth Opportunities

Peripheral Vascular	Vascular Access	Oncology/Surgery
Categories	Categories	Categories
Fluid Management Venous Insufficiency Thrombus Management Drainage Angiographic Catheters	PICCs Ports Dialysis	Non-Thermal Ablation Microwave Ablation Radiofrequency Ablation Surgical Resection
Key Growth Drivers	Key Growth Drivers	Key Growth Drivers
AngioVac Cannula and Circuit VenaCure EVLT	BioFlo	NanoKnife

Invest where we can win

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angiodynamics

 Strengthening Clinical Evidence  Peripheral Vascular  Vascular Access  Oncology/Surgery  More than 300 articles published to date. Additional research is being collected across disease states   6 research studies ongoing   6 peer reviewed articles published   Enrollment completed in perforator (Secure) trial      AngioVac (RAPID) Registry – More than 110 patients enrolled

 Financial Update

FY 2018 Six-Month Actuals and Full-Year Expectations

	FY2018 First Half Results	FY2018 FY Expectations
Revenue	$172.1M	$345M – $350M
GAAP Earnings Per Share Non-GAAP Adjusted EPS†	$0.01 $0.28	$0.00 – $0.04 $0.64 – $0.68
Gross Margin	48.8%	~52%
Adjusted EBITDAS†	$24.6M	$55M+
Free Cash Flow	$12.0M	$30M - $35M*
Cash and Cash Equivalents	$49.9M	$50M+
Debt	$95.0M	$92.5M

* Excludes any amounts payable in connection to matters related to two DOJ subpoenas

† Adjusted EBITDAS is defined as Net Income (loss) before interest, taxes, depreciation, amortization and stock based compensation adjusted for any one time/unusual and non-cash items, as well as legal costs related to litigation that is not in the ordinary course of business. Adjusted EPS is defined as Net Income adjusted for amortization, contingent consideration adjustments, and any one time/unusual and non-cash items, as well as legal costs related to litigation that is not in the ordinary course of business

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angiodynamics

   FY2018  FY 2018 First-Half Gross Margin  $48.8%  Price  (50 bps)  Volume  70 bps  Royalty  80 bps  Revaluation of standard cost  170 bps   Plant consolidations  170 bps  Inventory provision for discontinued product   100 bps  Acculis to Solero transition  40 bps  Other (OH Reduction, Freight Expense)  30 bps  FY 2018 Second-Half Gross Margin  54%-55%  FY 2018 Gross Margin Walk

 FY 2018 Tax Reform Act Impact – Adjusted EPS Impact    FY2018 Adjusted EPS Pre-Tax Reform    Current Statutory Tax Rate  36%*    Adjusted Net Income  $24 – 26M    Non-GAAP Adjusted EPS range  $0.64-$0.68      FY2018 Adjusted EPSPost-Tax Reform    Tax Reform Act Impact      214 Days before Enactment  36%*    151 Days post Enactment  23%*    Blended Statutory Tax Rate  30.6%*    Impact to Adjusted Net Income  $1-2M    Impact to Non-GAAP Adjusted EPS range  $0.02-$0.04      *Rates include both Federal and State** The $0.02-$0.04 is not reflected in the current guidance range  **

FY 2018 Tax Reform Act Impact – Cash Taxes and NOL's

	FY2018	FY2019	FY2020
US GAAP Taxes	$4-5m	$4-5m	$5-6m
Effective GAAP Tax Rate	60%	30%	15%
Cash Taxes	$0.5-1m	$0.5-1m	$1-2m
Effective Cash Tax Rate	6%	5%	5%


Federal Net Operating Losses
$170
$160
$150
$140
$130
$120
$110
$100
$ in millions
$155-$165m
$145-$155m
$125-$135m
FY2018
FY2019
FY2020

- **Federal income tax rate reduction (35% to 21%):** Ample Federal net operating losses, therefore, rate reduction will not impact cash taxes for the foreseeable future. No GAAP impact for re-measurement due to rate reduction, except the re-measurement of a deferred tax liability for a long-lived intangible resulting in approximately 9.3M tax benefit (non-cash) to be recorded in Q3 2018 (period of enactment)
- **Deemed Repatriation:** Previously untaxed foreign earnings and profits will be offset by federal and state net operating losses and will not result in a cash tax liability.
- **Business Interest Deduction limitation:** Provision is not expected to have an impact in the foreseeable future based on current debt levels. There is an indefinite carryforward for disallowed amounts.
- **Executive Compensation:** Repeal of performance based compensation exception for $1M deduction limitation; CFO now included as covered employee; status of covered employee continues for all subsequent years.
- **AMT Repealed:** Repeal of AMT will allow full use of Federal net operating losses in the future without incurring cash tax liability due to AMT NOL limitation rules.

No cash tax impact expected in the foreseeable future; Federal and State net operating losses will offset any potential non-deductible expenditures or additional income resulting from tax reform.

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angiodynamics

Significant Liquidity Drives Capital Allocation Strategy  Uses of Cash Priorities  Invest internallyOpportunistically evaluate M&AExecute share buyback program authorized up to $25 million  Significant cash generation and available debt capital support range of allocation options to capitalize on growth opportunities  $ in millions  $240-$260m  $290-$315m    $210-$220m

 Our Vision for AngioDynamics  3  1  2  Increase our value to each of our stakeholders  Partner with providers and caregivers to deliver superior care to patients  Be recognized as a consistent, high-performing MedTech company

 Reconciliation Tables